FIRST AMENDMENT TO
                          TFS CAPITAL INVESTMENT TRUST
                             DISTRIBUTION AGREEMENT

     WHEREAS, TFS Capital Investment Trust, an Ohio business trust (the "Trust") and Ultimus Fund Distributors, LLC (the "Distributor"), an Ohio limited liability company, have entered into a Distribution Agreement as of June 23, 2004 (the "Agreement");

     WHEREAS, the parties agree to amend the Agreement;

     NOW, THEREFORE, effective August 25, 2005, the Trust and the Distributor agree to amend the Agreement as follows:

     1. The Address for Ultimus Fund Distributors, LLC is hereby amended as follows:

          "Ultimus Fund Distributors, LLC
          225 Pictoria Drive, Suite 450
          Cincinnati, Ohio 45246"

     2.   Schedule A of the Agreement is hereby amended as follows:

          "TFS Small Cap Fund"

     3. Excepted as amended hereof, the Agreement shall remain in full force and effect.

     Executed this 25th day of August, 2005



TFS CAPITAL INVESTMENT TRUST


By:   /s/ Larry Eiben
    ------------------------
     Larry Eiben, Trustee


ULTIMUS FUND DISTRIBUTORS, LLC


By:  /s/ Robert G. Dorsey
    ------------------------
    Robert G. Dorsey, President